A SUPPLEMENT TO THIS PROSPECTUS IS AFFIXED AT THE END OF THE PROSPECTUS. THE SUPPLEMENT UPDATES THE FINANCIAL INFORMATION AND CERTAIN OTHER INFORMATION CONTAINED IN THE PROSPECTUS, AND SHOULD BE READ TOGETHER WITH THE PROSPECTUS AS ONE DOCUMENT.

                          WORLD MONITOR TRUST

                          Series B and Series C

       PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED APRIL 16, 2001.
                     ______________________________________

    This Supplement contains certain information which modifies and/or updates information set forth in the prospectus, including:

                      PART ONE: CFTC DISCLOSURE DOCUMENT

* Introduction. See page 1.
* Revised Projected Twelve-Month Break-Even Analysis.  See page 1.
* Past Performance of the Trust.  See page 3.
* Past Performance of Series B.  See page 4.
* Past Performance of Series C.  See page 6.
* Series B.  See page 8.
* Series C.  See page 15.
* Description of the Trust, Trustee, Managing Owner and Affiliates.
  See page 24.

           PART TWO: CFTC STATEMENT OF ADDITIONAL INFORMATION

* How Managed Futures Fit Into a Portfolio.  See page 31.


          THE PROSPECTUS AND THIS SUPPLEMENT SHOULD BE DELIVERED
                       AND READ AS ONE DOCUMENT.

             The date of this Supplement is December 19, 2001

                                INTRODUCTION

    Unless noted herein, the disclosure in the prospectus remains materially accurate. Unless otherwise defined, all capitalized terms have the same meaning in this Supplement as they do in the prospectus. Unless otherwise stated herein, page numbers referred to herein refer to pages of this Supplement.

                      ______________________________________

               REVISED PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS

The Projected Twelve-Month Break-Even Analysis on page 14 of the prospectus (including the introduction thereto and the accompanying footnotes) is replaced in its entirety with the revised Projected Twelve-Month Break-Even Analysis on the following page.

                   Projected Twelve-Month Break-Even Analysis

The following is the projected twelve-month break-even analysis for each series after taking into account all fees and expenses (other than advisory incentive fees and extraordinary expenses which are impossible to predict). This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                              SERIES B               SERIES C
                            Dollar      Percentage    Dollar      Percentage
Description of Charges      Break-Even  Break-Even    Break-Even  Break-Even

Brokerage Fees              $  387.50   7.75%         $  387.50   7.75%
Advisory Management Fees    $  100.00   2.00%         $  100.00   2.00%
Advisory Incentive Fees(1)      -       -                 -        -
Total                       $  487.50   9.75%         $  487.50   9.75%
Less Estimated Interest
  Income(2)                  ($125.00) (2.50)%         ($125.00)  (2.50)%
Estimated 12-Month
Break-Even Level Without
Redemption Charges(3)(5)    $  362.50   7.25%         $  362.50   7.25%
Redemption Charges(4)       $  150.00   3.00%         $  150.00   3.00%
Estimated 12-Month
Break-Even Level After
Redemption Charges(5)       $  512.50  10.25%         $  512.50  10.25%
_________________
1. Advisory incentive fees are only paid on new high net trading profits. New high net trading profits are determined after deducting brokerage and advisory management fees and do not include interest income.
    Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees. However, Series C will not pay any advisory incentive fees until Northfield Trading recoups $4,807,000 in losses incurred by Series C under the previous trading advisor; as of November 30, 2001, $2,866,472 remains to be recouped before Northfield Trading will begin to earn advisory incentive fees.

2. Each series is credited with 100% of the interest income earned on that series' assets, currently estimated to be 2.50% per annum.

3. A redemption fee of 4% is assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% is assessed on an interest redeemed after the end of the sixth, but on or before the end of the 12th, full month after its purchase. Redemption fees are not charged if you effect an exchange or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner.

4. Because this break-even analysis is a 12-month computation, only the 3% redemption fee, which is imposed at the end of the 12-month period, is used.

5. If this break-even analysis was separately computed for a $2,000 initial IRA account investment, the break-even percentages of 7.25% (without redemption charges) and 10.25% (after redemption charges) would be equally applicable to that investment.

                       PAST PERFORMANCE OF THE TRUST

    Set forth hereafter in summary form is the actual performance of each of Series B and Series C from the start of trading on June 10, 1998 through November 30, 2001, along with a discussion and analysis by the managing owner of each series' performance.

    The information in the capsules has not been audited. However, the managing owner represents and warrants that the capsules are accurate in all material respects. It should not be assumed that each series will experience results in the future that are comparable to the results experienced to date.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                      Past Performance of Series B


          Capsule Performance of World Monitor Trust - Series B
               Commodity Trading Advisor: Eclipse Capital

                             Rates of Return
                     (Computed on a Daily Basis)

Month            2001          2000         1999         1998
January           0.31%         0.59%       (2.50)%
February         (1.64)        (6.62)        3.03
March             2.55          2.93         2.68
April            (8.86)        (4.86)        4.37
May              (0.98)         4.50         0.28
June              1.02         (3.63)        2.74        (2.22)%
July             (4.23)        (6.22)        1.83        (3.63)
August           (0.10)        (2.74)        1.00        10.80
September         5.54         (7.08)        1.48         4.94
October           5.58         (0.99)       (4.36)        1.18
November        (11.46)        13.46        (0.95)       (2.31)
December                       13.63        (0.96)        3.39
Annual/YTD      (12.93)%        0.20%       8.62%        11.98%

Name of Pool:                 World Monitor Trust - Series B

Type of Pool:                 Publicly-Offered

Start Date:                   June 1998

Aggregate subscriptions:      $29,735,042 (as of November 30, 2001)

Current net asset value
  per interest:               $106.11 (as of November 30, 2001)

                              "Draw-down" means losses experienced by World Monitor Trust - Series B over a specified period.

Largest monthly draw-down:    (11.46)% November 2001
                              "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained by World Monitor Trust -
                              Series B from the beginning to the end of a calendar month.

Largest peak-to-valley
  draw-down:                  (27.08)%  October 1999 to October 2000
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor
                              Trust - Series B due to losses sustained during a period in which the initial month-end Net
                              Asset Value of World Monitor Trust - Series B is not equaled or exceeded by a subsequent month-end Net Asset Value of World Monitor
                              Trust - Series B.

                              "Rate of Return" is calculated daily by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

         Past Performance Is Not Necessarily Indicative Of Future Results

    As of November 30, 2001 gross sales of, and exchanges into, Series B limited interests since Series B interests were first offered were $29,735,042, and $3,264,958 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $287,394 for its interests. Redemptions of Series B limited interests from June 10, 1998 (commencement of operations) through November 30, 2001 were $13,587,362.
As of November 30, 2001, Series B reported a net asset value of $106.11, an increase of 6.11% from the initial net asset value of $100.00. The Zurich Fund/Pool Qualified Universe Index return for the June 1998 through
November 30, 2001 period was 19.63%. The Zurich Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by Managed Account Reports ("MAR").

Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series B

    Please turn to page 26 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series B for the period from June 10, 1998, the commencement of operations, through December 31, 2000.

    Series B filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 30, 2001, June 29, 2001 and September 28, 2001 on May 11, 2001, August 10, 2001
and November 9, 2001, respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition
And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001051823 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

                        Past Performance of Series C

             Capsule Performance of World Monitor Trust - Series C
                 Commodity Trading Advisor: Northfield Trading *

                                Rates of Return
                         (Computed on a Daily Basis)

Month                2001           2000         1999        1998
January             (2.44)%          0.13%       (1.46)%
February            (2.95)         (14.56)        2.83
March                6.71           (8.87)       (0.61)
April               (2.26)           1.87         5.32
May                 (3.71)          (6.38)        0.59
June                (3.00)          (6.08)        0.98       (3.42)%
July                (0.30)           0.57        (0.27)      (2.43)
August               6.18            0.58        (1.78)       9.27
September            0.12            0.53        (1.88)       2.84
October              2.84            0.59        (8.29)      (0.80)
November           (16.40)          17.14        (1.82)      (6.70)
December                            16.15        (1.22)       6.33
Annual/YTD         (15.95)%         (2.81)%      (7.90)%      4.22%

* Northfield Trading did not begin trading the Series C assets until November 13, 2000. The past performance of Series C shown in this capsule through June 2000, is attributable to the previous trading advisor, which ceased trading the Series C assets as of June 7, 2000. From June 7 until November 12, 2000, the Series C assets earned interest at the 13-week U.S. Treasury bills discount rate while Series C replaced the prior trading advisor.

Name of Pool:                World Monitor Trust - Series C

Type of Pool:                Publicly-Offered

Start Date:                  June 1998

Aggregate subscriptions:     $23,449,565 (as of November 30, 2001)
Current net asset value
  per interest:              $78.40 (as of November 30, 2001)

                             "Draw-down" means losses experienced by
                             World Monitor Trust - Series C over a specified period.

Largest monthly draw-down:   (16.40)% November 2001
                             "Largest monthly draw-down" means the greatest percentage decline in net asset value due to losses sustained by World Monitor Trust - Series
                             C from the beginning to the end of a calendar month.

Largest peak-to-valley
  draw-down:                 (40.30)%  July 1999 to June 2000
                             "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor
                             Trust - Series C due to losses sustained during a period in which the initial month-end Net Asset
                             Value of World Monitor Trust - Series C is not equaled or exceeded by a subsequent month-end
                             Net Asset Value of World Monitor Trust - Series C.

                             "Rate of Return" is calculated daily by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

          Past Performance Is Not Necessarily Indicative Of Future Results

    Series C began trading on June 10, 1998 under the direction of Hyman Beck. As of June 7, 2000, Hyman Beck ceased to be the trading advisor for Series C, and from that date through November 12, 2000 the Series C assets earned interest at the 13-week U.S. Treasury bills discount rate. The managing owner retained Northfield Trading as the new trading advisor for Series C, and Northfield Trading began trading the Series C assets on November 13, 2000.

    As of November 30, 2001, gross sales of, and exchanges into, Series C limited interests since Series C interests were offered were $23,449,565, and $9,550,435 remain available for sale pursuant to the prospectus. The managing owner has contributed $256,797 for its interests. Redemptions of Series C limited interests from June 10, 1998 (commencement of operations) through November 30, 2001 were $10,234,758. As of November 30, 2001, Series C reported a net asset value of $78.40, a decrease of 21.60% from the initial net asset value of $100.00. (As previously discussed on page 5, the Zurich Fund/Pool Qualified Universe Index return, as tracked by MAR, for the June 1998 through November 30, 2001 was 19.63%.)

Management's Discussion And Analysis Of Financial Condition And Results Of Operations - Series C

    Please turn to page 30 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series C for the period from June 10, 1998, the commencement of operations, through December 31, 2000.

    Series C filed quarterly reports on Form 10-Q with the SEC for the quarterly periods ended March 30, 2001, June 29, 2001 and September 28, 2001 on May 11, 2001, August 10, 2001 and November 9, 2001, respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis
Of Financial Condition And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001051824 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

                                SERIES B

    Eclipse Capital is allocated 100% of the Series B assets.

Eclipse Capital's Trading Systems

    The following updates the information found under this heading on pages 34 to 37 of the prospectus.

Global Monetary Program Contracts And Markets

EUREX DAX
EUREX Euribor
EUREX Euro Bund
EUREX Euro Bobl
EUREX Euro Schatz

HKFE Hang Seng

LIFFE Short Sterling
LIFFE Long Gilt
LIFFE Euroswiss
LIFFE FTSE 100
LIFFE Euribor
LIFFE Japanese Government Bond

LME Copper
LME Aluminum
LME Zinc
LME Nickel

MONEP CAC 40

MONT Canadian Bond
MONT Canadian Bank Bills

OSE Nikkei

SFE Australian Bank Bills
SFE Australian 3-Year Bond
SFE Australian 10-Year Bond
SFE All-Ordinaries

SIMEX Euroyen
SIMEX Nikkei
SIMEX Japanese Bond

TIFFE Euroyen

TSE Japanese Bond

CBOT US 30-Year Bond
CBOT US 10-Year Note
CBOT US 5-Year Note
CBOT US 2-Year Note

CME Eurodollar
CME S&P 500
CME Mini S&P 500
CME NASDAQ 100
CME NASDAQ 100 Mini

COMEX Gold
COMEX Silver

NYMEX Crude Oil
NYMEX Natural Gas
NYMEX Heating Oil
NYMEX Unleaded Gas

IPE brent crude oil

Australian Dollar
British Pound
Canadian Dollar
Euro
New Zealand Dollar
Japanese Yen
Swiss Franc
Aus Dollar/Japanese Yen
Aus Dollar/New Zealand Dollar
British Pound/Japanese Yen
British Pound/Swiss Franc
Euro/British Pound
Euro/Japanese Yen
Swiss Franc/Japanese Yen
                                      8

Volume of Trading for Eclipse Capital Contracts and Markets

    Following is a bar graph showing the sectors that are traded by Eclipse Capital as of October 31, 2001. Investor funds are exposed to these sectors in approximately the percentage allocations stated. Actual allocations will change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series B during future periods.

Global Monetary Program Allocation:

Interest Rate Instruments               40%
Currencies                              30
Stock Indices                           15
Precious & Base Metals                   5
Energy Products                         10
Total                                  100%

                    (GRAPH)

          PLEASE TURN TO THE FOLLOWING PAGE

Eclipse Capital's Past Performance For All Of Its Clients

    The following updates the information found under this heading on pages 38 to 42 of the prospectus.

    Capsule summaries B(1) through B(4) contain actual performance for the periods indicated.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Global Monetary Program

    The following is a capsule summary of the (estimated) past performance for Eclipse Capital's Global Monetary Program, the program pursuant to which Series B assets are traded, as of October 31, 2001.

As of October 31, 2001

Name of CTA:                   Eclipse Capital

Program:                       Global Monetary Program

Start Date:                    April 1986 (All trading by Eclipse Capital)
                               August 1990 (Eclipse Capital Global Monetary
                               Program)

No. Accounts:                  12

Aggregate $$ in All Programs:  $278,818,109 (All Programs excluding Notional)
                               $298,715,858 (All Programs including Notional)

$$ in this Program:            $278,818,109 (Global Monetary Program excluding
                                 Notional)
                               $298,715,858 (Global Monetary Program including
                                 Notional)

Largest monthly draw-down:     (11.95)%  April 1998
                               "Largest monthly draw-down" means the greatest decline in month-end Net Asset Value due to losses sustained by the Global Monetary Program on a composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                   (34.47)%  September 1999 to October 2000
                               "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by the Global Monetary Program on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:               Profitable      =    27
                               Unprofitable    =    16

               CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
                        MONTHLY/ANNUAL RATES OF RETURN

     MONTH      2001      2000       1999        1998      1997      1996
January         0.63%     0.87%      (2.57)%     1.66%     2.07%     5.45%
February       (1.43)    (6.10)       3.27      (3.12)    (0.41)    (0.07)
March           2.63      3.29        2.92      (0.63)     1.67     (0.30)
April          (7.35)    (4.25)       4.64     (10.67)    (4.93)     5.58
May            (0.29)     4.53        0.44       2.81      4.01      1.96
June            1.56     (3.28)       3.12      (2.19)     0.34      0.11
July           (3.72)    (6.56)       2.35      (3.46)     8.80      0.58
August          0.38     (1.57)       1.49      13.15     (2.21)     3.04
September       5.97     (7.34)       1.50       6.02      5.00      2.77
October         6.01     (0.70)      (4.30)      1.78     (0.78)     3.51
November                 14.25       (0.45)     (2.33)    (1.63)     7.03
December                 14.12       (0.37)      3.79      3.66     (2.19)
ANNUAL YTD      3.71%     4.51%      12.30%      5.03%    15.93%    30.68%

    Past Performance Is Not Necessarily Indicative Of Future Results

    Capsules B(2) through B(4) represent the customer accounts traded by Eclipse Capital pursuant to different trading strategies from those utilized by Series B.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Global Yield Program
(Not open to new investment)

As of October 31, 2001

Name of commodity trading
  advisor:                    Eclipse Capital

Program:                      Global Yield Program

Start Date:                   April 1986 (All trading by Eclipse Capital)
                              April 1992 (Eclipse Capital Global Yield Program)

No. Accounts:                 0

Aggregate $$ in All Programs: $278,818,109 (All Programs excluding Notional)
                              $298,715,858 (All Programs including Notional)

$$ in this Program:           $0 (Global Yield Program including Notional)

Largest monthly draw-down:    (7.47)% April 1998
                              "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the Global Yield Program on a composite basis or an individual account for any particular month.

Largest peak-to-valley
   draw-down:                 (17.45)% January 1998 to July 1998
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Global Yield Program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed Accounts:              Profitable      =    7
                              Unprofitable    =    7

     CAPSULE B(2) - ECLIPSE GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

          2001       2000        1999        1998       1997       1996
ANNUAL     --         --        (2.85)%     (1.86)%     7.26%      15.21%

       Past Performance Is Not Necessarily Indicative Of Future Results

Financial Futures Account
(Not open to new investment)

As of October 31, 2001

Name of commodity trading advisor:  Eclipse Capital

Program:                            Financial Futures Account
Start Date:                         April 1986 (All trading by Eclipse Capital)
                                    April 1986 (Eclipse Capital Financial
                                      Futures Account)

No. Accounts:                       0

Aggregate $$ in All Programs:       $278,818,109 (All Programs excluding
                                      Notional)
                                    $298,715,858 (All Programs including
                                      Notional)

$$ in this Program:                 $0 (Financial Futures Account)

Largest monthly draw-down:          (20.91)%   October 1994
                                    "Largest monthly draw-down" means the
                                    greatest decline in month-end net asset
                                    value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:   (69.20)%  February 1989 to April 1992
                                    "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

Closed Accounts:                    Profitable      =    99
                                    Unprofitable    =    314

    CAPSULE B(3) - FINANCIAL FUTURES ACCOUNT ANNUAL RATES OF RETURN


           2001     2000     1999     1998    1997     1996
                                                     (6 months)
ANNUAL      --       --       --      --       --      4.41%

    Past Performance Is Not Necessarily Indicative Of Future Results

Diversified Strategies Program
(Not open to new investment)

As of October 31, 2001

Name of commodity trading advisor:  Eclipse Capital

Program:                            Diversified Strategies Program

Start Date:                         April 1986 (All trading by Eclipse Capital)
                                    March 1997 (Eclipse Capital Diversified
                                      Strategies Program)

No. Accounts:                       0

Aggregate $$ in All Programs:       $278,818,109 (All Programs excluding
                                      Notional)
                                    $298,715,858 (All Programs including
                                      Notional)

$$ in this Program:                 $0 (Diversified Strategies Program
                                      including Notional)

Largest monthly draw-down:          (10.96)% September 2000
                                    "Largest monthly draw-down" means the
                                    greatest decline in month-end net asset
                                    value due to losses sustained by the
                                    Diversified Strategies Program on a
                                    composite basis or an individual account for any particular month.

Largest peak-to-valley draw-down:   (27.07)% September 1999 to September 2000
                                    "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the Diversified Strategies
                                    Program on a composite basis or an
                                    individual account during any period in
                                    which the initial month-end net asset
                                    value is not equaled or exceeded by a
                                    subsequent month-end asset value.

Closed Accounts:                    Profitable      =    0
                                    Unprofitable    =    1

CAPSULE B(4) - ECLIPSE DIVERSIFIED STRATEGIES PROGRAM ANNUAL RATES OF RETURN


           2001        2000          1999         1998           1997
                                  (9 months)                  (10 months)
ANNUAL      --        (23.91)%     14.68%        24.12%         5.38%

       Past Performance Is Not Necessarily Indicative Of Future Results

Notes to Eclipse Capital Performance Summaries

    The following notes refer to Capsules B(1) through B(4).

    In the preceding performance summaries, Assets Under Management (excluding Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds.

    Assets Under Management (including Notional) represent the total actual equity (including cash and cash equivalents) deposited in the accounts at the carrying FCM plus committed funds plus Notional funds.

    Largest Monthly Draw-Down is the largest monthly loss experienced by any single account in the relevant program in any calendar month expressed as a percentage of the total equity in such account in the program and includes the month and year of such draw-down. Largest Peak to Valley Draw-Down is the largest calendar month-end to calendar month-end loss experienced by any single account in the program expressed as a percentage of total equity (including Notional equity) in such account in the program.

    Prior to August 1, 1996, Monthly Rate of Return is calculated by dividing net performance by the sum total of the starting equity plus the time-weighted additions minus the time-weighted withdrawals for the period. Beginning in 1994, additions and withdrawals made other than at the beginning of the month are time-weighted. Time weight is calculated by multiplying an addition by the number of days in the period it was available for trading and/or a withdrawal by the number of days in the period it was not available for trading, and dividing by the total number of days in the period. Prior to August 1, 1996, the time weighting of additions and withdrawals method yields the same Rates of Return as the Fully-Funded Subset Method (described below), because Eclipse Capital did not manage Notional funds prior to August 1, 1996.

    For the periods beginning after August 1, 1996, Eclipse Capital has adopted a new method of computing rate-of-return and performance disclosure, referred to as the Fully-Funded Subset method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant Rates of Return are representative of the trading program. Eclipse Capital has performed these computations for periods subsequent to August 1, 1996.

    Annual Rate of Return is calculated by dividing the change in the net asset value of a hypothetical $1,000 investment (VAMI) during the period by the VAMI at the beginning of the period or at the commencement of trading. VAMI is calculated by multiplying (1 plus the period rate of return %) times the prior period value of a hypothetical $1,000 investment (VAMI).

                                   SERIES C

    Northfield Trading has been allocated 100% of Series C assets since November 13, 2000.

Northfield Trading and Its Principals

    The following updates the information found under this heading on pages 43 to 44 of the prospectus.

    Jon Siegel, Director of Business Development, graduated from Yale College with a B.A. in Economics. He joined Northfield Trading in January 2001 with over 20 years' experience in the financial services industry. Just prior to joining Northfield Trading, he served as Managing Director of ING Barings where he was the Co-Head of Alternative Investment Consulting. Mr. Siegel founded and managed Tricon Advisory Services, a Broker/Dealer and FCM. His previous experience also includes 5 years with Daiwa Securities as Executive Vice President and Head of its Derivatives and Foreign Exchange division, and management positions with Geldermann and E.F. Hutton.

Northfield Trading's Trading Systems

    The following updates the information found under this heading on pages 44 to 46 of the prospectus.

Additional Northfield Trading Programs

    Northfield Trading offers two trading programs in addition to the Diversified Program: the Northfield/SITE Global Stock Index Program and the Alliance Program. These programs are not used in Series C's trading.

The Diversified Program: Volume Of Trading For Northfield Trading Contracts And Markets

    Set forth below is a bar graph showing the sectors that are traded by Northfield Trading as of October 31, 2001. Investor funds are exposed to these sectors in approximately the percentage allocations stated. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series C during future periods.

The Diversified Program Allocation:

          Interest Rate Instruments       55%
          Stock Indices                   13
          Currencies                      25
          Energy Products                  5
          Softs                            2
          Total                          100%

                       (GRAPH)

            PLEASE TURN TO THE FOLLOWING PAGE

Northfield Trading's Past Performance For All Of Its Clients

    The following updates the information found under this heading on pages 47 to 49 of the prospectus.

    Capsule summaries C(1) through C(4) contain actual performance for the periods indicated.

   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Diversified Program
(Based on the Fully-Funded Subset)**

As of October 31, 2001

Name of CTA:                   Northfield Trading L.P.

Program:                       Diversified Portfolio

Start Date:                    March 1991 (All trading by Northfield Trading)
                               March 1991 (Diversified Portfolio)

No. of Accounts:               35

Aggregate $$ in All Programs:  $ 97,388,935 (All Programs excluding Notional)
                               $208,424,553 (All Programs including Notional)

$$ in this Program:            $ 86,195,337 (Diversified Portfolio excluding
                                 Notional)
                               $179,165,190 (Diversified Portfolio including
                                 Notional)

Largest monthly draw-down:     (4.9)% January 1999
                               "Largest monthly draw-down" means the greatest decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                   (12.1)% February 1997 to July 1998
                               "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net
                               Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:               Profitable      =    56
                               Unprofitable    =    64

** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully-Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Northfield Trading has performed these computations.

        CAPSULE C(1) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN
                   (Based on the Fully-Funded Subset)**

            2001      2000      1999      1998      1997       1996
January    (1.7)%     4.2%      (4.9)%    (0.7)%    2.4%       3.7%
February   (2.3)     (2.0)      (1.4)     (2.4)     1.9       (2.1)
March       4.8       0.3        0.9      (1.5)    (0.5)       5.5
April      (1.7)     (1.7)       5.7      (4.8)    (2.7)       5.4
May        (2.8)     (3.0)      (2.1)     (0.3)     3.0        0.1
June       (2.0)     (4.7)       4.2       0.2     (2.6)      (1.4)
July       (0.5)     (1.4)       3.8      (1.5)     2.4        0.6
August      4.4       3.3        0.5      11.2     (1.3)      (0.1)
September  (0.4)      1.8        1.4       4.2      0.5        2.1
October     2.4       3.7        4.9      (2.0)    (2.2)       2.6
November              4.2        0.5       5.3     (0.4)       3.0
December              9.1       (0.2)      0.3      2.3       (2.1)
Annual/YTD (0.4)%    13.9%      13.5%      7.0%     2.5%      18.4%

    Past Performance Is Not Necessarily Indicative Of Future Results

** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully-Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Northfield Trading has performed these computations.

                   CONVERSION CHART FOR CAPSULE C(1)

    The following chart shows the rates of return which accounts at various levels of partial funding may have achieved based upon Northfield Trading's actual rates of return during the years 1996 to October 2001.

                              Level of Funding

               100%           70%          50%          40%          20%
2001          (0.4)%         (0.5)%       (0.8)%       (1.0)%       (1.9)%
2000          13.9           19.9         27.8         34.8         70.0
1999          13.5           19.3         27.0         33.8         67.5
1998           7.0           10.0         14.0         17.5         35.0
1997           2.5            3.6          5.0          6.3         12.5
1996          18.4           26.3         36.8         46.0         92.0

    Capsules C(2) through C(4) represent the customer accounts traded by Northfield Trading pursuant to a different trading strategy from the one utilized by Series C.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Northfield/SITE Global Stock Index Program
(Based on the Fully-Funded Subset)**

As of October 31, 2001

Name of CTA:                     Northfield Trading L.P.

Program:                         Northfield/SITE Global Stock Index Program

Start Date:                      March 1991 (All trading by Northfield Trading)
                                 April 2001 (Northfield/SITE Global Stock
                                   Index Program)

No. of Accounts:                 16

Aggregate $$ in All Programs:    $ 97,388,935 (All Programs excluding Notional)
                                 $208,424,553 (All Programs including Notional)

$$ in this Program:              $11,193,598 (Global Stock Index Program
                                   excluding Notional)
                                 $29,259,363 (Global Stock Index Program
                                   including Notional)

Largest monthly draw-down:       (5.5)% October 2001
                                 "Largest monthly draw-down" means the greatest decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                     (5.5%) September 2001 to October 2001
                                 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset
                                 Value.

Closed Accounts:                 Profitable      =    0
                                 Unprofitable    =    0

** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully-Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Northfield Trading has performed these computations.

      CAPSULE C(2) - NORTHFIELD/SITE GLOBAL STOCK INDEX PROGRAM
                         ANNUAL RATES OF RETURN
                  (Based on the Fully-Funded Subset)**

                                              2001
                                           (7 months)
        Annual/YTD                            15.3%

Past Performance Is Not Necessarily Indicative Of Future Results

** The Fully-Funded Subset refers to the subset of accounts included in the applicable composite which is funded entirely by actual funds. A CFTC Advisory on use of the Fully-Funded Subset method for calculating rate of return requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. Northfield Trading has performed these computations.

                  CONVERSION CHART FOR CAPSULE C(2)

    The following chart shows the rates of return which accounts at various levels of partial funding may have achieved based upon Northfield Trading's actual rates of return during the period of April 2001 to October 2001.

                               Level of Funding
               100%       70%         50%         40%           20%
2001           15.3%     21.9%       30.6%       38.3%         76.5%

Alliance Program**
(Based on the All Accounts Traded Method)

As of October 31, 2001

Name of CTA:                  Northfield Trading L.P.

Program:                      Alliance Program

Start Date:                   March 1991 (All trading by Northfield Trading)
                              April 2001 (Alliance Program)

No. of Accounts:              9

Aggregate $$ in All Programs: $ 97,388,935 (All Programs excluding Notional)
                              $208,424,553 (All Programs including Notional)

$$ in this Program:           $ 4,327,690 (Alliance Program excluding notional)
                              $59,458,572 (Alliance Program including notional)

Largest monthly draw-down:    (2.3%) April 2001
                              "Largest monthly draw-down" means the greatest decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                  (2.3%) April 2001 to May 2001
                              "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net
                              Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:              Profitable      =    0
                              Unprofitable    =    0

** The Alliance Program combines accounts of clients which are included in the Northfield Trading Diversified Program, the Northfield/SITE Global Stock Index Program and Metron Management Company's Trading Program. An Alliance account is allocated approximately 46% to the Northfield Trading Diversified Program and 27% each to the Northfield/SITE Global Stock Index Program and the Metron Management Company Trading Program. Hence, these assets have been individually reported in the applicable capsule and table and are included in each CTA's total assets under management. As of October 31, 2001 Metron Management Company's portion of the Alliance Program assets was $15,844,314

           CAPSULE C(3) - ALLIANCE PROGRAM ANNUAL RATES OF RETURN
                 (Based on the All Accounts Traded Method)

                                         2001
                                      (7 months)
           Annual/YTD                    7.7%

        Past Performance Is Not Necessarily Indicative Of Future Results

                   CONVERSION CHART FOR CAPSULE C(3)

    The following chart shows the rates of return which accounts at various levels of partial funding may have achieved based upon Northfield Trading's actual rates of return during the period of April 2001 to October 2001.

                                   Level of Funding
                100%        70%          50%             40%           20%
2001            7.7%       11.0%        15.4%           19.3%         38.5%

Stock Index Program
(Not open to new investment)

As of October 31, 2001

Name of CTA:                   Northfield Trading L.P.

Program:                       Stock Index Program


Start Date:                    March 1991 (All trading by Northfield Trading)
                               June 1995 (Stock Index Program)

No. of Accounts:               0

Aggregate $$ in All Programs:  $ 97,388,935 (All Programs excluding Notional)
                               $208,424,553 (All Programs including Notional)

$$ in this Program:            $ 0 (Stock Index Program excluding notional)
                               $ 0 (Stock Index Program including notional)

Largest monthly draw-down:     (18.8)% October 1995**
                               "Largest monthly draw-down" means the greatest decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account for any particular month.

Largest peak-to-valley
  draw-down:                   (30.0%) June 1995 to October  1995**
                               "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a diversified portfolio on a composite basis or an individual account during any period in which the initial month-end Net
                               Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed Accounts:               Profitable      =    0
                               Unprofitable    =    1

** Actual results based on partially funded account.

             CAPSULE C(4) - STOCK INDEX PROGRAM RATES OF RETURN
              (Actual return based on partially-funded account)

              2000       1999        1998        1997        1996
Annual/YTD    ---        ---         ---         ---       (10.2)%

     Past Performance Is Not Necessarily Indicative Of Future Results

       DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES

    The following replaces in its entirety the chart and first paragraph found under this heading on page 52 of the prospectus.

                                 (CHART)

    The Trust was formed on December 17, 1997 under the Delaware Business Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the Trust to the managing owner. The managing owner is a wholly-owned subsidiary of Prudential Securities, the Trust's commodity broker and selling agent, which in turn is wholly-owned by Prudential Securities Group Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc.

Prudential Securities Group Inc.

    The following replaces in its entirety the information found under this heading on page 53 of the prospectus.

    Prudential Securities Group Inc. acts solely as a holding company. Its principal subsidiary is Prudential Securities, the Trust's selling agent and commodity broker. Prudential Securities Group Inc. is an indirect wholly owned subsidiary of Prudential Financial, Inc., a major financial services company.

Trading and Operational Principals of the Managing Owner

    The following updates the biographies of the following individuals found under this heading on pages 53 to 54 of the prospectus.

    Alex Ladouceur, born 1960, has been a Director of the managing owner since November 2001 and also has held such position with Seaport Futures since such date. Mr. Ladouceur joined Prudential Securities in August 2001 as Senior
Vice President, Head of Global Futures, Foreign Exchange and Metals. He is responsible for all operating activities of Prudential Securities' Futures division including sales and trading, foreign exchange, base and precious metals, and the trading floors. In addition, Mr. Ladouceur has overall responsibility for the Futures and Hedge Fund Group. Mr. Ladouceur joined Prudential Securities from Credit Lyonnais Rouse Ltd. (CLR), where he served as president of their United States operations since 1992 and as a main board director of CLR in London since 1994. In 1998, he was appointed managing director of Global Cash Markets at CLR with responsibility for leading global market-making and sales for OTC products, including structured derivative products. Mr. Ladouceur earned his bachelor's degree in Economics from the University of Calgary in Alberta, Canada, and his master's degree in European Studies from the College of Europe in Bruges, Belgium.

    Thomas T. Bales has been promoted to Senior Vice President of Futures Administration in the Futures Division for Prudential Securities.

    Steven Carlino has been promoted to Senior Vice President of Prudential Securities.

    Guy S. Scarpaci has been promoted to Senior Vice President of the Futures Division.

    Eleanor L. Thomas has been promoted to Senior Vice President of the Futures and Hedge Fund Group at Prudential Securities.

Description And Past Performance Of Other Pools Sponsored By The Managing Owner And Its Affiliate

    The following updates and replaces the information found under this heading in the prospectus on pages 55 to 58.

    Following is a description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures. The January 1, 1996 through November 30, 2001 trading record for the various funds is provided in the performance table and the explanatory notes on the following pages.

Type of Fund                        Name of Fund
Public commodity funds for which
the managing owner is/was the
general partner (or managing
owner) and the commodity pool
operator:                          Prudential-Bache Capital Return Futures
                                     Fund 2, L.P. (PBCRFF2)

                                   Prudential Securities OptiMax Futures
                                     Fund 2, L.P. (PBOFF2) [e]

                                   Prudential Securities Aggressive Growth
                                     Fund, L.P. (PSAGF) [k]

                                   Diversified Futures Trust I (DFT)

                                   Prudential Securities Strategic Trust
                                     (PRUST) [f]

                                   World Monitor Trust - Series A (WMTA)
                                   World Monitor Trust II - Series D (WMTD)
                                   World Monitor Trust II - Series E (WMTE)
                                   World Monitor Trust II - Series F (WMTF)

Non-public commodity funds for
which the managing owner is/was
the general partner (or the
managing owner) and the commodity
pool operator:                     Signet Partners II, L.P. (SPLP2) [d]

                                   Diversified Futures Trust II (DFTII)

                                   Prudential Securities Foreign Financials
                                     Fund, L.P. (PSFFF) [g]

Offshore investment funds for
which the managing owner is/was
investment manager (j):            Devonshire Multi-Strategy Fund [h, i]

                                   Prudential-Bache International Futures
                                     Fund A, PLC (PBIFA) [h, n]

                                   Prudential-Bache International Futures
                                     Fund B, PLC (PBIFB)[h]

                                   Prudential-Bache International Futures
                                     Fund C, PLC (PBIFC)[h]

                                   Prudential-Bache International Futures
                                     Fund D, PLC (PBIFD)[h]

                                   Prudential-Bache International Futures
                                     Fund E, PLC (PBIFE)[h, o]

                                   Prudential-Bache International Futures
                                     Fund F, PLC (PBIFF)[h]

                                   Global Equilibrium Fund[h, o]

Public commodity funds for which
Seaport Futures is/was general
partner and commodity pool
operator:                          Prudential-Bache Diversified Futures
                                     Fund L.P. (PBDFF)

                                   Prudential-Bache Capital Return Futures
                                     Fund L.P. (PBCRFF) [l]

                                   Prudential-Bache Capital Return Futures
                                     Fund 3, L.P. (PBCRFF3) [k]

                                   Prudential-Bache OptiMax Futures Fund L.P.
                                     (PBOFF) [m]

                                  CAPSULE D
         PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES
                    FUTURES MANAGEMENT INC. AND AFFILIATE [a]
               (SEE ACCOMPANYING NOTES ON FOLLOWING TWO PAGES)

   NAME OF POOL            TYPE          INCEPTION      AGGREGATE      CURRENT        WORST           WORST
(See abbreviations       OF POOL         OF TRADING    SUBSCRIPTIONS   TOTAL NAV     MONTHLY          PEAK TO
    indicated                                          ($ x 1,000)   ($ x 1,000)    PERCENT          VALLEY
   on prior page)                                                                 DRAW-DOWN [b]    DRAW-DOWN [b]
PBDFF                  3, 5, 6, 8, 10       10/88         29,747        7,237        -12.98           -40.96%
                                                                                      11/01           7/99-9/00

PBCRFF (1)             1a, 3, 5, 7, 8, 10    5/89        137,705        ---          -10.30%           -20.27%
                                                                                      11/98           11/98-4/00

PBCRFF2                1a, 3, 5, 7, 8, 9    10/89        100,000       11,033        -8.72%            -27.59%
                                                                                      4/98            1/98-9/00

PBCRFF3 [k]            1a, 3, 5, 7, 8, 10   5/90          64,863        ---          -11.77%           -23.66%
                                                                                       4/98           12/96-4/98

PBOFF (OPTIMAX) [m]    3, 5, 7, 8, 10, 11   4/96          69,603        ---           -7.82%            -27.23%
                                                                                       10/99           5/99-6/00

PBOFF (OPTIMAX-A)      1,3, 5, 7, 10, 11    2/91          63,356        ---            -2.53%            -2.53%
                                                                                        2/96             2/96

PBOFF (OPTIMAX-B)      3, 5, 7, 8, 10, 11   2/91          6,247         ---            -4.74%           -20.28%
                                                                                        2/96           8/93-3/96

PBOFF2 (OPTIMAX2) [e]  3, 5, 7, 8, 9, 12    4/97         17,416         ---           -9.08%          -16.58%
                                                                                       4/98          8/97-5/98

PBOFF2 (OPTIMAX2-A)    1, 3, 5, 7, 9, 12    1/92         15,197         ---           -4.68%         -11.42%
                                                                                       12/96         2/96-7/96

PBOFF2 (OPTIMAX2-B)    3, 5, 7, 8, 9, 12    1/92          2,219         ---           -9.27%         -20.94%
                                                                                       2/96           6/95-7/96

PSFFF [g]              2, 4, 6, 8, 9        1/93          4,198         ---           -9.96%          -23.59%
                                                                                       2/99          12/96-5/97

PSAGF [k]              3, 5a, 7, 8, 9       8/93          20,335        ---           -7.65%          -20.42%
                                                                                       10/97         10/98-10/99

DFT                    3, 5a, 6, 8, 9       1/95          65,908        22,845        -14.35%         -36.76%
                                                                                       11/01          7/99-9/00

SPLP2 [d]              2, 4, 7, 8, 9        2/96          1,531         ---            -6.37%          -8.41%
                                                                                        8/97          8/97-1/98

PRUST [f]              3, 5a, 6, 8, 9       5/96          63,403        9,733          -15.84%        -43.34%
                                                                                        4/98          3/99-5/01

PBIFA [h, n]           2, 4, 6, 9, 13       6/96          38,707         ---           -21.94%        -46.41%
                                                                                        2/00          3/99-8/00

PBIFC [h]              2, 4, 6, 9, 13       6/96          35,142        7,595          -9.30%          -47.07%
                                                                                        2/99          1/99-5/01

PBIFB [h]              2, 4, 6, 9, 13       7/96         106,111        28,015         -18.13%         -46.09%
                                                                                        11/01         7/99-9/00

PBIFD [h]              2, 4, 7, 9, 13      10/96          31,318         6,225         -10.22%         -30.18%
                                                                                        2/00          3/99-9/00

PBIFE [h, o]           2, 4, 6, 9, 13       1/97          21,843          ---           -11.39%        -39.57%
                                                                                         4/01         10/98-5/01

PBIFF [h]              2, 4, 6, 9, 13       9/97          43,092        15,597          -17.11%        -27.51%
                                                                                         4/01         10/98-9/00

DFTII                  2, 5, 6, 8, 9        3/97          51,757         9,717          -15.22%        -39.93%
                                                                                         11/01        7/99-9/00

DEVON [h, i]           2, 4, 8, 9, 14       2/98          13,552         ---            -3.88%        -8.55%
                                                                                         4/98         4/98-8/98

GEF [h,o]              2, 4, 7, 8, 9, 15   12/99          29,451         ---            -8.29%        -8.29%
                                                                                         1/00          1/00

WMTA                   3, 5a, 6, 8, 9       6/98          33,979        5,504           -17.46%        -38.99%
                                                                                         4/01         5/99-9/00

WMTD                   3, 4, 6, 8, 9        3/00           8,809        4,144           -8.48%         -30.20%
                                                                                         5/01         6/00-5/01

WMTE                   3, 4, 6, 8, 9        4/00           9,626        7,936           -13.67%        -13.67%
                                                                                         11/01          11/01

WMTF                   3, 4, 6, 8, 9        3/00          13,051       11,108           -10.26%        -10.34%
                                                                                         11/01        4/01-6/01


                                 ANNUAL RATE OF RETURN
                      (COMPUTED ON A COMPOUNDED DAILY BASIS) [j]

                       1996          1997         1998         1999          2000           2001
                                                                                       (through 11/30)
PBDFF                  24.81%        9.03%        1.96%       -18.48%        0.06%       -13.42%

PBCRFF (1)              8.58%        7.93%       -1.09%       -11.13%       -6.29%         ---

PBCRFF2                19.10%       11.40%       -7.44%        -5.14%       -2.26%       -12.32%

PBCRFF3 [k]            16.79%       -7.97%      -10.29%        -1.70%        ---           ---

PBOFF (OPTIMAX) [m]    11.68%       17.49%       17.54%        -7.16%      -17.91%         ---

PBOFF (OPTIMAX-A)      -0.41%         ---         ---           ---          ---           ---

PBOFF (OPTIMAX-B)      -1.59%         ---         ---           ---          ---           ---

PBOFF2 (OPTIMAX2) [e]   ---         -3.67%       -9.97%         ---          ---           ---

PBOFF2 (OPTIMAX2-A)     3.88%        0.86%        ---           ---          ---           ---

PBOFF2 (OPTIMAX2-B)     5.24%        0.68%        ---           ---          ---           ---

PSFFF [g]               6.65%       -1.35%       36.68%       -11.00%        ---           ---

PSAGF [k]               7.89%       -2.31%       13.11%       -17.54%        ---           ---

DFT                    23.49%        8.82%        4.80%       -13.48%        9.87%       -10.15%

SPLP2 [d]               9.70%        6.10%       -0.70%         ---          ---           ---

PRUST [f]               3.47%       -0.49%       20.25%         3.35%      -31.01%        -4.85%

PBIFA [h, n]           12.30%       -0.36%       34.14%         3.33%      -42.62%         ---

PBIFC [h]              22.70%       -3.59%       35.42%       -18.91%      -22.86%        -1.80%

PBIFB [h]              28.50%       13.77%        3.49%       -21.61%        9.95%        -1.99%

PBIFD [h]              -1.10%       14.36%       23.87%        -2.00%      -14.71%        -7.26%

PBIFE [h, o]             ---         2.20%       12.23%       -17.26%      -10.22%       -17.61%

PBIFF [h]                ---        -4.60%       47.90%        -6.38%       -2.80%         1.25%

DFTII                    ---         6.26%        6.82%       -17.76%        5.14%       -10.01%

DEVON [h, i]             ---          ---        -7.70%        -1.19%        ---           ---

GEF [h,o]                ---          ---         ---           3.80%        0.67%        -5.65%

WMTA                     ---          ---        -1.69%       -21.42%       -1.93%         0.34%

WMTD                     ---          ---         ---          ---          -12.51%       -3.61%

WMTE                     ---          ---         ---          ---           20.36%        7.24%

WMTF                     ---          ---         ---          ---            6.90%       -3.21%

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool
1   Principal-protected pool currently
1a  Principal-protected pool initially, but not currently
2   Privately offered pool
3   Publicly offered pool
4   Open ended pool
5   Closed ended pool
5a  Initially open ended, currently closed ended
6   Single advisor pool
7   More than one advisor
8   Non-principal protected pool
9   CPO is Prudential Securities Futures Management Inc.
10  CPO is Seaport Futures Management, Inc.
11 Following the expiration of the principal-protected feature of the A Units on March 31, 1996, the A & B
    Units merged into OptiMax Units on April 1, 1996
12 Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B
    Units merged into OptiMax 2 Units on April 1, 1997
13 Offshore pool offered to Non-U.S. persons authorized and supervised by the Central Bank of Ireland
14  Offshore fund-of-funds offered to Non-U.S. persons.
15 Offshore fund offered to non-U.S. persons trading in both securities and commodities.

[a] All performance is presented as of November 30, 2001
[b] "Worst monthly percent draw-down" means greatest percentage decline in net asset value due since January 1996 to losses sustained by a pool, account, or other trading program from the beginning to the end of a calendar month.
[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value since January 1996 due to losses sustained by a pool, account or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. "Draw-down" means losses experienced by the pool over a specified period.
[d] Liquidated April 1998
[e] Liquidated May 1998
[f] Name change from Willowbridge Strategic Trust to Prudential Securities
    Strategic Trust during August 1998
[g] Liquidated March 1999.
[h] These are non-U.S. investment funds, which are available only to non-U.S.
    residents. They are organized as investment companies incorporated in non-U.S. jurisdictions. Eligibility notices under CFTC Rule 4.7 have been filed in connection with these funds.
[i] Liquidated May 1999.
[j] Rate of return is calculated each day by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the annual rate of return.
[k] Liquidated October 1999.
[l] Liquidated April 2000.
[m] Liquidated July 2000.
[n] Liquidated September 2000.
[o] Liquidated June 2001.

         NOTES TO PERFORMANCE TABLE CONTINUED ON FOLLOWING PAGE
   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Notes To Capsule D Continued:

Management Fees, Incentive Fees and Brokerage Commissions

Name of Fund     Management Fee      Incentive Fee      Brokerage Commission
PBDFF            2 (8)               20 (8)             8 (1)
PBCRFF           2 (8)               20 (8)             8
PBCRFF2          2 (2)               20 (2)             8 (2)
PBCRFF3          2                   17                 7.5 (plus transaction costs)
PBOFF            2-3                 17-23              8 (plus transaction costs)
PBOFF2           2-3                 15-20              8 (plus transaction costs)
PSFFF            1.9                 20                 (3)
PSAGF            2                   15-23              8 (plus transaction costs)
DFT              2 (8)               20 (8)             7.75
DFTII            2 (8)               20 (8)             6.75
SPLP2            2.5                 20                 $10 per round-turn
PBIFA            3                   20                 5.75 (plus transaction costs)
PBIFB            2 (8)               20 (8)             5.75 (plus transaction costs)
PBIFC            2                   20                 5.75 (plus transaction costs)
PBIFD            2                   20                 5.75 (plus transaction costs)
PBIFE            2                   20                 5.75 (plus transaction costs)
PSIFF            2                   25                 5.75 (plus transaction costs)
PRUST            .9756-2 (4)         20                 7.5 (4)
DEVON            1 (5)               3.75 (5)           (5)
GEF              2                   20 (6)             (7)
WMTA             2                   23                 7.75
WMTD             1.25                22                 6
WMTE             2                   22                 6
WMTF             2                   22                 6

(1) Decreased from 9% to 8% during August 1998.

(2) One of the advisors was terminated at the end of May 2001 and, during July 2001, the assets formerly managed by such adviser were allocated to two of the other advisors to PBCRFF2. This resulted in a decrease in management fees on a portion of the reallocated assets from 4% to 2% and an increase in incentive fees from 15% to 20%; however, one of the advisors to whom assets were reallocated must recoup $964,000, and the other $482,000, in losses on the reallocated assets before earning incentive fees. Brokerage commissions decreased from 8.5% to 8% during August 1998.

(3) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. From July 26, 1997 until its liquidation, PSFFF was charged a flat annual 8.8% fee.

(4) PRUST pays different management fees to each of its trading advisors.
    One of the advisors was replaced in July 2000, resulting in a decrease from 3% to 2% of the highest management fee paid. The brokerage commission decreased from 7.75% to 7.5% during September 1998.

(5) DEVON only invested in other funds. Accordingly, it did not have a direct brokerage commission expense. However, as an investor in other funds, DEVON paid its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invested.

(6) Incentive fees applicable only to one of GEF's two advisors.

(7) Flat fee equal to 2.25% (plus transaction costs).

(8) Management fee decreased from 4% to 2% and incentive fees increased from 15% to 20%, in each case during October 2000.

Prudential Securities Litigation and Settlements

    The following is an addition to the information found under this heading on pages 59 to 60 in the prospectus.

    In December of 1998, the SEC alleged that Prudential Securities and a branch manager violated Section 15B of the Securities Act of 1933 by failing to reasonably supervise Stuart P. Bianchi, a former Prudential Securities registered representative. On January 29, 2001, the SEC issued an order instituting public administrative and cease and desist proceedings, making findings, imposing remedial sanctions and issuing cease and desist orders against the branch manager and Prudential Securities. The branch manager consented to the payment of a civil penalty in the amount of $15,000 and was suspended from associating with a broker-dealer for two months and from associating with a broker-dealer in a supervisory capacity for a period of nine months. Without admitting or denying the findings, Prudential Securities consented to a censure and the payment of a fine of $800,000.

                 HOW MANAGED FUTURES FIT INTO A PORTFOLIO

Performance Comparisons

    The following updates and replaces the information found under this heading in the prospectus on pages 99.

    The tables below compare actual returns and statistics for Series B and Series C with three asset classes, U.S. Stocks, U.S. Bonds and International Stocks, in order to highlight the particular performance characteristics of each series versus traditional asset classes. Of course, past performance is not necessarily indicative of future results.

                        Series B -  Eclipse Capital
                         Global Monetary Program
                 June 10, 1998 through November 30, 2001

Summary Performance Statistics

                                U.S.          U.S.         Int'l.
                               Stocks1       Bonds2        Stocks3       WMTB
            Value of $1000     $1,103        $1,271         $893        $1,061
    Compound Annual Return      2.85%         7.08%       (3.18)%        1.71%
Monthly Standard Deviation      5.48%         1.17%        4.96%         5.24%
         Maximum Draw-down    (30.48)%       (3.31)%     (36.85)%      (27.08)%
        Months to Recovery      15+            17          23+           26+
Correlation to U.S. Stocks      1.00         (0.13)        0.82         (0.31)


                         Series C - Northfield Trading
                             Diversified Program
                  June 10, 1998 through November 30, 2001

Summary Performance Statistics

                                 U.S.          U.S.         Int'l.
                                Stocks1       Bonds2        Stocks3      WMTC
            Value of $1000      $1,103       $1,271        $893         $784
    Compound Annual Return        2.85%        7.08%      (3.18)%      (6.12)%
Monthly Standard Deviation        5.48%        1.17%       4.96%        6.33%
         Maximum Draw-down      (30.48)%      (3.31)%     (36.85)%    (40.30)%
        Months to Recovery        15+           17          23+         29+
Correlation to U.S. Stocks        1.00        (0.13)        0.82       (0.40)

1. U.S. Stocks - Standard & Poor's 500 Stock Index
   (dividends reinvested) an unmanaged weighted index of 500 stocks.
2. U.S. Bonds - Lehman Brothers' Government/Corporate Bond Index (coupons reinvested).
3. International Stocks - Morgan Stanley's EAFE Index (dividends reinvested).

(Sources:  Standard & Poor's, Lehman Brothers and Lipper Analytical Associates.)

      THESE INDICES ARE REPRESENTATIVE OF EQUITY AND DEBT SECURITIES
       AND ARE NOT TO BE CONSTRUED AS AN ACTIVELY MANAGED PORTFOLIO.

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

WORLD MONITOR TRUST


          The date of this supplement is December 19, 2001


The Trust files annual, quarterly, and current reports and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov.